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Exhibit 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the inclusion in this current report on Form 8-K/A of Bacou USA, Inc. dated April 15, 1998, of our report dated February 9, 1998, on our audits of the consolidated financial statements of Howard S. Leight & Associates, Inc. and Subsidiaries (d/b/a Howard Leight Industries).


                                                        COOPERS & LYBRAND L.L.P.



San Diego, California
April 15, 1998